EXHIBIT 99.1

Xcerra, (Formerly LTX-Credence) Announces Third Quarter Results

Third Fiscal Quarter Highlights:

  Established a new corporate brand
  Strong business momentum for semiconductor test products
  Revenues at $105.4 million
  PCB tester business performance better than seasonal expectations

NORWOOD, Mass., May 22, 2014 (GLOBE NEWSWIRE) -- Xcerra Corporation (Nasdaq:XCRA) formerly known as LTX-Credence Corporation (Nasdaq:LTXC), today announced financial results for its third fiscal quarter ended April 30, 2014. Xcerra Corporation, is the new name of the parent company for the atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest businesses.

Net sales for the quarter were $105,424,000, compared to the prior quarter net sales of $68,356,000. Net loss for the quarter was ($200,000), or ($0.00) per share on a GAAP basis. Excluding acquisition- related expenses, restructuring, and purchase accounting adjustments totaling $3,387,000, and amortization of purchased intangible assets of $540,000, non-GAAP net income for the quarter was $3,727,000, or $0.08 per share.

Dave Tacelli, chief executive officer and president, commented, "During the quarter we saw strong growth in our semiconductor test products as the cyclical recovery in the semiconductor industry gained momentum. We see this positive outlook continuing into our fourth fiscal quarter and we are excited about our growth prospects for calendar year 2014.

We are seeing the strongest business conditions in the semiconductor test market in more than two years and the PCB tester business is also showing strong momentum, especially with our industry- leading flying probe test technology. While we expect the overall market to show strong growth for the year, we believe our new products and services will result in accelerated growth opportunities for the company.

Our focus now is on growing the business, bringing new products and services to market, providing customers with the highest level of responsiveness and support, and achieving our business model targets."

Fourth Quarter Fiscal 2014 Outlook

For the fiscal quarter ending July 31, 2014 net sales are expected to be in the range of $113 million to $117 million. Non-GAAP net income is expected to be in the range of $0.12 to $0.16 per share, assuming 49.2 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of inventory step up for purchase accounting of $1,615,000 and amortization of purchased intangible assets of approximately $540,000.

The Company will conduct a conference call today, May 22, 2014, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/investors.html. Audio replays of the call can be heard through May 24, 2014, via telephone, by dialing (855) 859-2056; conference ID number 32191060. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/investors.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended April 30, 2014 excludes the amortization of purchased intangible assets, restructuring charges, purchase accounting adjustments and other acquisition related expenses. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, including statements regarding the Company's acquisition of the Multitest and Everett Charles Technologies businesses from an affiliate of Dover Corporation, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company's ability to realize the anticipated benefits of its recent acquisition of the Multitest and Everett Charles Technologies businesses from an affiliate of Dover Corporation, whether the Company is able to timely develop new products, options and software applications and the level of customer demand for such products, options and software applications, and the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group's website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.

All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	April 30, 2014	July 31, 2013
	(unaudited)
Current assets
Cash and cash equivalents	$ 55,114	$ 28,235
Marketable securities	41,582	96,159
Accounts receivable - trade, net	77,321	28,102
Accounts receivable - other, net	205	963
Inventories, net	69,941	29,139
Prepaid expenses and other current assets	4,963	2,497
Total current assets	249,126	185,095

Property and equipment, net	34,941	16,647
Intangible assets, net	9,514	1,571
Goodwill	43,030	43,030
Other assets	3,970	1,258
Total assets	$ 340,581	$ 247,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long term debt	$ 3,125	$ --
Accounts payable	30,605	13,266
Other accrued expenses	35,637	19,352
Deferred revenues	4,267	5,084
Total current liabilities	73,634	37,702

Term Loan	45,625	--
Subordinated Debt	18,000	--
Other long-term liabilities	13,245	11,402
Stockholders' equity	190,077	198,497
Total liabilities and stockholders' equity	$ 340,581	$ 247,601

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2014	2013	2014	2013

Net sales	$ 105,424	$ 36,257	$ 206,547	$ 114,461
Cost of sales	61,869	17,558	119,050	53,699
Gross profit	43,555	18,699	87,497	60,762

Engineering and product development expenses	17,579	13,407	46,258	39,003
Selling, general, and administrative expenses	23,295	9,213	52,133	28,401
Amortization of purchased intangible assets	540	395	1,157	1,187
Restructuring	1,422	356	3,581	655
Income (loss) from operations	719	(4,672)	(15,632)	(8,484)

Other income (expense):
Bargain purchase gain	--	--	4,644	--
Other income (loss), net	(768)	(37)	(663)	453
Income (loss) before provision for income taxes	(49)	(4,709)	(11,651)	(8,031)
(Provision) benefit for income taxes	(151)	(35)	(1,030)	560
Net (loss)	$ (200)	$ (4,744)	$ (12,681)	$ (7,471)

Net (loss) per share:

Basic and Diluted	$ (0.00)	$ (0.10)	$ (0.26)	$ (0.16)

Weighted average shares outstanding:

Basic and Diluted	48,356	47,547	48,156	47,761

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

		Basic and		Basic and
	Three Months	Diluted	Three Months	Diluted
	Ended	Earnings	Ended	Earnings
	April 30, 2014	Per Share	April 30, 2013	Per Share

GAAP net (loss)	$ (200)	$ (0.00)	$ (4,744)	$ (0.10)
Amortization of purchased intangible assets	540	0.01	395	0.01
Amortization of inventory step up for purchase accounting (Cost of sales)	1,615	0.03	--	--
Acquisition related expenses (SG&A)	350	0.01	--	--
Restructuring	1,422	0.03	356	0.01
Non-GAAP net income (loss)	$ 3,727	$ 0.08	$ (3,993)	$ (0.08)

Weighted average shares outstanding:		48,356		47,547

		Basic and		Basic and
	Nine Months	Diluted	Nine Months	Diluted
	Ended	Earnings	Ended	Earnings
	April 30, 2014	Per Share	April 30, 2013	Per Share

GAAP net (loss)	$ (12,681)	$ (0.26)	$ (7,471)	(0.16)
Amortization of purchased intangible assets	1,157	0.02	1,187	0.02
Amortization of inventory step up for purchase accounting (Cost of sales)	2,692	0.06	--	--
Acquisition related expenses (SG&A)	2,478	0.05	--	--
Bargain purchase gain (Other income (expense), net)	(4,644)	(0.10)	--	--
Restructuring	3,581	0.07	655	0.01

Non-GAAP net (loss)	$ (7,417)	$ (0.15)	$ (5,629)	$ (0.12)

Weighted average shares outstanding:		48,156		47,761

CONTACT: Investor Contact:

         Richard Yerganian,
         Vice President, Investor Relations
         Xcerra Corporation
         Tel. 781.467.5063
         Email rich.yerganian@xcerra.com